Exhibit 23.1

Onestop Assurance PAC Co. Registration No: 201823302D 10 Anson Road #21-14 International Plaza Singapore 079903 Tel: +6883 5647 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2026, with respect to the consolidated financial statements of Baiya International Group Inc. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Onestop Assurance PAC

Singapore

August 7, 2026